CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-207427 on Form S-8 of HomeStreet Inc. of our report dated June 24, 2022 appearing in this Annual Report on Form 11-K of HomeStreet Inc. 401(k) Savings Plan for the year ended December 31, 2021.

/s/ Crowe LLP
South Bend, Indiana
June 24, 2022